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                                                                    EXHIBIT 10.3


www.k2design.com               K2 Design, Inc. A FULL SERVICE INTERACTIVE AGENCY


April 14, 2000


Mr. Matthew de Ganon
500 East 87 St. 11G
New York, NY 10128


Re: Terms of Employment

Dear Matt,


On behalf of the Compensation Committee of the Board of Directors of K2 Design, Inc. (the "Company"), I am pleased to provide this letter to confirm the modification to the terms of the extension of your Employment Agreement with the Company, dated as of July 16, 1996 (the "Agreement") as follows:

          Effective immediately, your base salary will increase to $250,000.



Sincerely,


Lynn Fantom
President and CEO





                                                 30 broad street 16th floor
                                                 new york, ny 10004
                                                 212.301.8800 fax: 212.301.8801